UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2014

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

300 Brickstone Square, Suite 201

Andover, MA 01810

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 662-5245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On October 10, 2014, Sycamore Networks, Inc. (“Sycamore”), in connection with the liquidation of all of its property and assets in accordance with the previously adopted Plan of Complete Liquidation and Dissolution, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Princeton Tyngsborough Commons LLC (“Buyer”). Pursuant to the Purchase Agreement, Sycamore has agreed to sell a certain parcel of undeveloped land located in Tyngsborough, Massachusetts (the “Property”) to Buyer for a total purchase price of $2.5 million. Of the total purchase price, $50,000 has been deposited with an escrow agent as a nonrefundable deposit to be credited to the purchase price at closing, and an additional $50,000 will be deposited with the escrow agent on or before December 1, 2014 as a nonrefundable deposit to be credited towards the purchase price. The Purchase Agreement contains customary provisions relating to, among other things, the condition of the title to the Property, environmental conditions, representations and warranties, obligations of the parties prior to closing and apportionment of taxes. Sycamore’s representations and warranties and obligations under the Purchase Agreement will survive the closing for a period of six months, and under no circumstances will Sycamore be liable to Buyer for more than $75,000 in the aggregate for any breaches of such representations and warranties or obligations.

If the closing occurs, Buyer will be solely responsible for any and all costs related to the previously disclosed potential betterment fee assessment that may be imposed against the Property. In addition, following the closing, Buyer intends to sell a portion of the Property to a third party buyer. In no event will Sycamore be bound by the terms of any agreement with respect to such sale, provided that, in the event Buyer fails to fulfill its obligations under the Purchase Agreement, Sycamore may in its sole discretion require an assignment to Sycamore of Buyer’s rights under any such agreement.

Sycamore currently expects to complete the sale on or about December 31, 2014 (unless an earlier date is agreed upon by Sycamore and Buyer), subject to Buyer’s right, in its sole discretion and subject to the payment of an additional nonrefundable deposit in the amount of $100,000, to extend the closing date to February 27, 2015. Sycamore is entitled to terminate the Purchase Agreement if the closing does not take place on or before February 27, 2015 (or if the closing does not occur by December 31, 2014, if Buyer has failed to pay the additional deposit). The closing of the sale is subject to certain conditions and obligations of the parties prior to closing, some of which are outside of Sycamore’s control and, accordingly, there can be no assurance when or if such closing will occur. If the Purchase Agreement is terminated, there can be no assurance of when, if ever, Sycamore will be able to sell the Property, which may delay the completion of Sycamore’s liquidation and related distributions to Sycamore’s stockholders.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement by and between Sycamore Networks, Inc. and Princeton Tyngsborough Commons LLC dated October 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary
(Duly Authorized Officer and Principal Executive Officer)

Dated: October 17, 2014